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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-46737 of Avis Rent A Car, Inc. on Form S-1 of our report dated January 29, 1998 (February 20, 1998 as to Note 19), appearing in the Prospectus, which is part of this Registration Statement and of our report dated January 29, 1998 (February 20, 1998 as to Note 19) relating to the financial statement schedule appearing elsewhere in this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
New York, New York
March 2, 1998